UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

TAKE TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2006, Barbara A. Kaczynski resigned from the Registrant’s Board of Directors and her related positions as Chair of the Registrant’s Audit Committee and member of the Registrant’s Corporate Governance Committee. On January 19, 2006, Ms. Kaczynski delivered a letter of resignation to the Registrant’s Board of Directors, a copy of which is attached hereto as Exhibit 17.1. A further letter on behalf of Ms. Kaczynski is attached hereto as Exhibit 17.2.

On January 24, 2006, Michael J. Malone, age 61, was appointed as a director of the Registrant. From May 2001 through February 7, 2005, Mr. Malone served as non-executive Chairman of Maxide Acquisition, Inc., the holding company for DMX Music, Inc. (formerly AEI Music Network, Inc.), a supplier of music services that he founded in 1971. On February 14, 2005, Maxide Acquisition, Inc. filed for Chapter 11 protection with the U.S. Bankruptcy Court for the District of Delaware. From 2001 through 2004, Mr. Malone served as non-executive Chairman of DMX Music and from 1971 through 2001, Mr. Malone served as Chief Executive Officer and non-executive Chairman of AEI Music Network, Inc. From 1995 through 2005, Mr. Malone served as Chairman of MTM Management, a national hotel management company. Since 1985, Mr. Malone has served as Chairman of Erin Air, Inc., a national jet charter company based in Seattle. Since 1999, Mr. Malone has served on the Board of Directors and Audit Committee of Expeditors International of Washington, Inc., a global logistics services company. Mr. Malone received a B.A. in Business Administration from the University of Washington in 1967.

Todd Emmel, a member of the Registrant’s Audit Committee, has been appointed acting Chairman of that committee and Robert Flug, the Chairman of the Registrant’s Compensation Committee and a member of the Registrant’s Audit Committee, has been appointed interim non-executive Chairman of the Registrant’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

17.1 Letter from Barbara Kaczynski dated January 19, 2006.

17.2 Letter on behalf of Ms. Kaczynski dated January 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Karl H. Winters
Name: Karl H. Winters
Title: Chief Financial Officer

Date: January 25, 2006